Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Registration Statement on Form SB-2 of BioElectronics Corporation, of our report dated April 5, 2006 on our audits of the financial statements of BioElectronics Corporation as of December 31, 2005, and the results of its operations and cash flows for each of the two years ended December 31, 2005 and 2004, and the reference to us under the caption "Experts."

/s/ Berenfeld Spritzer Shechter & Sheer

Ft. Lauderdale, Florida
January 16, 2007